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                               AMENDED SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                              PACIFIC CAPITAL FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
             (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)


                  Name of Fund
--------------------------------------------------

U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund
Diversified Fixed Income Fund
Tax-Free Short Intermediate Securities Fund
Tax-Free Securities Fund
Growth Stock Fund
Balanced Fund
Growth and Income Fund
New Asia Growth Fund

                                    PACIFIC CAPITAL FUNDS

                                    By:  /s/ Stephen G. Mintos
                                       ----------------------------------
                                        Name: Stephen G. Mintos
                                        Title: President


                                    HAWAIIAN TRUST COMPANY, LTD.

                                    By:  /s/ Stephen G. Mintos
                                       ----------------------------------
                                        Name: Stephen G. Mintos
                                        Title: Executive Vice President

Dated:  January 30, 1995